UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

CENTERLINE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-13237	13- 3916825
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-317-5700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2010, Centerline Holding Company (the “Registrant”), Centerline Capital Group Inc., Centerline Affordable Housing Advisors LLC, Centerline Guaranteed Manager LLC, Centerline Mortgage Capital Inc., Natixis Financial Products Inc. ("Natixis") and Centerline Financial Holdings LLC, an isolated special purpose entity owned 90% by CCG and 10% by Natixis, entered into an Amendment to Master Novation, Stabilization, Allocation, Servicing and Asset Management Agreement ("Amendment to the Natixis Master Agreement"), amending the Master Novation, Stabilization, Allocation, Servicing and Asset Management Agreement, dated as of March 5, 2010 (the “Natixis Master Agreement”), to provide for (i) the substitution of Centerline Financial Holdings LLC for Centerline Financial LLC as the back-to-back swap issuer with respect to one of the Natixis Credit Enhanced Funds and (ii) the agreement of the parties with respect to the form of settlement and work- out agreements for several of the investments in which the Natixis Credit Enhanced Funds have invested.  Except for other conforming changes to reflect the foregoing, the Natixis Master Agreement that was previously disclosed and summarized in our Current Report on Form 8-K filed March 11, 2010 remains unchanged.

This description of the Amendment to Natixis Master Agreement is qualified in its entirety by reference to the complete terms of the Amendment to Natixis Master Agreement, which is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

The Exhibit Index appearing after the signature page of this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centerline Holding Company (Registrant)

July 7, 2010
	By:	/s/ Robert L. Levy
	Name:	Robert L. Levy
	Title:	President, Chief Financial Officer, Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Amendment to Master Novation, Stabilization, Contribution, Allocation Servicing and Asset Management Agreement, effective June 30, 2010 among Centerline Holding Company, Centerline Capital Group Inc., Centerline Affordable Housing Advisors LLC, Centerline Guaranteed Manager LLC, Centerline Financial Holdings LLC, Centerline Mortgage Capital Inc. and Natixis Financial Products Inc.